UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 12, 2022

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On May 13, 2022, Accelerate Diagnostics, Inc. (the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to increase the total number of authorized shares of the Company’s capital stock to 205,000,000 shares, of which 200,000,000 shares are designated as common stock and 5,000,000 shares are designated as preferred stock. As discussed in Item 5.07 of this Current Report on Form 8-K (this “Report”) below, the Company’s shareholders approved the Certificate of Amendment on May 12, 2022 at the Annual Meeting (as defined below). Previously, the Company’s Certificate of Incorporation authorized the Company to issue 105,000,000 shares of the Company’s capital stock, of which 100,000,000 shares were designated as common stock and 5,000,000 shares were designated as preferred stock.

The Certificate of Amendment is filed herewith as Exhibit 3.1 and incorporated herein by reference in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in Item 5.07 of this Report below, the Company’s shareholders approved the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan (the “2022 Plan”) on May 12, 2022 (the “Effective Date”) at the Annual Meeting. The total number of shares of the Company’s common stock reserved and available for grant pursuant to the 2022 Incentive Plan is 5,500,000, plus the number of shares of common stock that remain available or that otherwise become available for grant under the Accelerate Diagnostics, Inc. 2012 Omnibus Incentive Compensation Plan and all prior plans following the Effective Date.

The material terms of the 2022 Plan were described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 7, 2022 (the “Proxy Statement”) under the caption “Proposal No. 3 – Approval of the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan,” which description is incorporated herein by reference in its entirety.

The description of the 2022 Plan contained herein and in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2022 Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 3.03 of this Report, on May 13, 2022, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware. The information set forth in Item 3.03 of this Report is incorporated by reference into this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 12, 2022, the Company held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders:

(1)	elected 11 directors, each to hold office for a term to expire at the 2023 Annual Meeting of Shareholders and thereafter until their successors have been elected and qualified;

(2)	approved the Certificate of Amendment to increase the total number of authorized shares of the Company’s common stock by 100,000,000 shares, to a total of 200,000,000 shares;

(3)	approved the 2022 Plan;

(4)	approved, on an advisory basis, the compensation of the Company’s named executive officers; and

(5)	ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022.

The voting results of each of these proposals, which are described in more detail in the Proxy Statement, are set forth below.

Proposal No. 1 – Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas D. Brown	46,380,132	2,998,564	11,560,005
Wayne C. Burris	47,533,267	1,845,429	11,560,005
Louise L. Francesconi	47,389,907	1,988,789	11,560,005
Hany Massarany	47,107,233	2,271,463	11,560,005
Mark C. Miller	44,564,613	4,814,083	11,560,005
John Patience	47,210,760	2,167,936	11,560,005
Jack Phillips	47,535,672	1,843,024	11,560,005
Jack Schuler	46,117,612	3,261,084	11,560,005
Matthew W. Strobeck, Ph.D.	47,498,624	1,880,072	11,560,005
Frank J.M. ten Brink	47,531,574	1,847,122	11,560,005
Charles Watts, M.D.	46,066,960	3,311,736	11,560,005

Proposal No. 2 – Approval of Certificate Amendment

Votes For	Votes Against	Abstentions
58,269,978	2,634,362	34,361

Proposal No. 3 – Approval of 2022 Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,993,384	9,273,270	112,042	11,560,005

Proposal No. 4 – Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,802,101	9,471,004	105,591	11,560,005

Proposal No. 5 – Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
59,651,454	1,254,724	32,523

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Accelerate Diagnostics, Inc.

10.1	Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2022	ACCELERATE DIAGNOSTICS, INC.
(Registrant)

/s/ Steve Reichling
Steve Reichling
Chief Financial Officer